Exhibit 24.2

Santander Drive Auto Receivables LLC

1601 Elm Street, Suite 800

Dallas, TX 75201

August 28, 2015

I, Eldridge A. Burns, Jr., am Secretary of Santander Drive Auto Receivables LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on August 28, 2015, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Eldridge A. Burns, Jr.
Name:	Eldridge A. Burns, Jr.
Title:	Secretary

I, Jason A. Kulas, as Chief Executive Officer of the Company, certify that Eldridge Burns is the duly elected and qualified Secretary of the Company and that the signature above is his signature.

EXECUTED as of August 28, 2015

/s/ Jason A. Kulas
Name:	Jason A. Kulas
Title:	Chief Executive Officer

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RESOLVED, that the President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, Secretary, and any Assistant Treasurer, any Assistant Secretary, any Vice President and any other duly appointed officer of the Company (each, a “Designated Officer” and collectively, the “Designated Officers”) are each hereby authorized, in the name and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) a registration statement on Form SF-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), in an amount to be determined by the Designated Officer, of asset-backed securities (the “Securities”) directly or indirectly secured by motor vehicle retail installment sale contracts and installment loans and other related assets, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (such registration statement, the “New Shelf Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds, Form SEs or letters or agreements relating to the asset-backed securities issued in connection with the registration statement on Form SF-3, and to take any and all other action that any such Designated Officer shall deem necessary or advisable in connection with the foregoing.

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RESOLVED FURTHER, that the foregoing resolutions shall not limit the persons who are authorized to execute the New Shelf Registration Statement and it is hereby provided that each of the members of the Board and each of the officers of the Company are authorized, but not required, to sign the New Shelf Registration Statement and each member of the Board and each officer of the Company signing the New Shelf Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the New Shelf Registration Statement.